Exhibit 21.1

AVEANNA HEALTHCARE HOLDINGS INC.

Subsidiary	State or Other Jurisdiction of Formation	Name Under Which Subsidiary Does Business
5 Star Home Health Services, LLC	Florida	Aveanna Home Health
AB Innovations Health Services Incorporated	Texas	Aveanna Healthcare
Accredited FMS, Inc.	California	Aveanna Healthcare
Accredited Respite Services, Inc.	California	Aveanna Healthcare
American Staffing Services, Inc.	Pennsylvania	Aveanna Healthcare
AndVenture, LLC	Pennsylvania	Aveanna Healthcare
Angel's Touch Home Care, LLC	Pennsylvania	Aveanna Home Health
Assure Home Healthcare, Inc.	Texas	None
Aveanna Healthcare AS, LLC	Delaware	Aveanna Healthcare
Aveanna Healthcare Intermediate Holdings LLC	Delaware	Aveanna Healthcare
Aveanna Healthcare LLC	Delaware	Aveanna Healthcare
Aveanna Healthcare Senior Services LLC	Delaware	None
Aveanna Staffing Services, LLC	Delaware	None
Barry & Taffy, Inc.	California	Aveanna Healthcare
Berger, Inc.	California	Aveanna Healthcare
Care America Home Care Services, Inc.	Pennsylvania	Aveanna Healthcare
Care Unlimited, Inc.	Pennsylvania	Aveanna Healthcare
Child's Play Therapeutic Homecare Inc	Texas	Aveanna Healthcare
Comfort Care Coastal Home Health, LLC	Alabama	Aveanna Home Health
Comfort Care Coastal Hospice, LLC	Alabama	Aveanna Hospice
Comfort Care Home Health of North Alabama, LLC	Alabama	Aveanna Home Health
Comfort Care Home Health of Northeast Alabama, LLC	Alabama	Aveanna Home Health
Comfort Care Home Health of West Alabama, LLC	Alabama	Aveanna Home Health
Comfort Care Home Health Services, LLC	Alabama	Aveanna Home Health
Comfort Care Hospice, L.L.C.	Alabama	Aveanna Hospice
Comfort Care Hospice of Middle Tennessee, LLC	Tennessee	Aveanna Hospice
D & D Services, Inc.	Oklahoma	1. Aveanna Healthcare – IL 2. Aveanna Healthcare
Dawson Thomas, Inc.	Colorado	Aveanna Healthcare
DM Holdco, Inc.	Delaware	Aveanna Healthcare
Doctor’s Choice Holdings, LLC	Delaware	None
Doctor’s Choice Home Care, LLC	Florida	Aveanna Home Health

Exhibit 21.1

Dunn & Berger, Inc.	California	None
EHS DE Holdings, Inc.	Delaware	Aveanna Healthcare
Epic Acquisition, Inc.	Delaware	Aveanna Healthcare
Epic Health Services (DE), LLC	Delaware	Aveanna Healthcare
Epic Health Services (PA), LLC	Pennsylvania	Aveanna Healthcare
Epic Health Services, Inc.	Delaware	Aveanna Healthcare
Epic Health Services, Inc.	Massachusetts	Aveanna Healthcare
Epic Health Services, Inc.	Texas	Aveanna Healthcare
Epic Pediatric Therapy, L.P.	Texas	Aveanna Healthcare
Evergreen Home Healthcare, LLC	Colorado	Aveanna Healthcare
FHH Holdings, Inc.	Delaware	Aveanna Healthcare
Firstaff Nursing Services, Inc.	Pennsylvania	Aveanna Healthcare
Five Points Healthcare of Alabama, LLC	Delaware	1. Aveanna Home Health 2. Aveanna Hospice
Five Points Healthcare of DE, LLC	Delaware	Aveanna Hospice
Five Points Healthcare of GA, LLC	Delaware	1. Aveanna Home Health 2. Aveanna Healthcare
Five Points Healthcare of Louisiana, LLC	Delaware	None
Five Points Healthcare of NC, LLC	Delaware	1. Aveanna Home Health 2. Aveanna Healthcare
Five Points Healthcare of PA, LLC	Delaware	None
Five Points Healthcare of Virginia, LLC	Delaware	Aveanna Home Health
Five Points Healthcare, LLC	Delaware	None
Florida Homecare Specialists of Citrus LLC	Florida	Aveanna Home Health
Freedom Eldercare NY, Inc.	New York	Aveanna Healthcare
Freedom Home Healthcare, Inc.	Delaware	Aveanna Healthcare
Home Health Care of Northern Nevada, LLC	Nevada	Aveanna Healthcare
HomeFirst Healthcare Services, LLC.	North Carolina	Aveanna Healthcare
JED ADAM Enterprises, LLC	Nevada	Aveanna Healthcare
LCA Holding, Inc.	Delaware	Aveanna Healthcare
Loving Care Agency, Inc.	New Jersey	Aveanna Healthcare
Medco Respiratory Instruments, Incorporated	Texas	Aveanna Healthcare Medical Solutions
Millenium Home Health Care, Inc.	Pennsylvania	Aveanna Home Health
Nurses To Go, LLC	Missouri	None
Nursing Plus, LLC	Florida	Aveanna Home Health
Option 1 Billing Group, LLC	Arizona	Aveanna Healthcare
Option 1 Northwest Enteral, LLC	Washington	Aveanna Healthcare Medical Solutions
Option 1 Nutrition Group, LLC	Delaware	Aveanna Healthcare
Option 1 Nutrition Holdings, Inc.	Delaware	Aveanna Healthcare
Option 1 Nutrition Solutions CA, Inc.	California	None

Exhibit 21.1

Option 1 Nutrition Solutions, LLC	Arizona	Aveanna Healthcare Medical Solutions
Option 1 Nutrition Solutions, LLC	Colorado	1. Aveanna Healthcare Medical Solutions 2. Aveanna Healthcare Medical Solutions – IL 3. Aveanna Healthcare Medical Solutions - OK
Pediatria HealthCare LLC	Delaware	Aveanna Healthcare
Pediatric Home Care, Inc.	Washington	Aveanna Healthcare
Pediatric Home Health Care Holdings, Inc.	Delaware	Aveanna Healthcare
Pediatric Home Nursing Services, Inc.	New York	Aveanna Healthcare
Pediatric Services Holding, LLC	Delaware	Aveanna Healthcare
Pediatric Services of America, LLC	Delaware	Aveanna Healthcare
Pediatric Services of America, LLC	Georgia	Aveanna Healthcare
Pediatric Special Care, Inc.	Michigan	Aveanna
Pennhurst Group, LLC	Nevada	Aveanna Healthcare
Premier Healthcare Services, LLC	California	Aveanna Healthcare
Premier Medical Housecall, LLC	Alabama	None
PSA Healthcare Intermediate Holding, LLC	Delaware	Aveanna Healthcare
PYRA Med Health Services, LLC	Texas	Aveanna Healthcare
Recover Health of Iowa, Inc.	Iowa	1. Aveanna Healthcare 2. Aveanna Home Health
Recover Health of Minnesota, Inc.	Minnesota	1. Aveanna Healthcare 2. Aveanna Home Health
Recover Health of Wisconsin, Inc.	Wisconsin	Aveanna Home Health
Recover Health Services, LLC	Minnesota	None
Recover Health, Inc.	Florida	None
Rehabilitation Associates, Inc.	Virginia	Aveanna Healthcare
Saints Home Healthcare, LLC	Delaware	Aveanna Home Health
Santé GP, LLC	Delaware	Aveanna Healthcare
Santé Holdings, Inc.	Delaware	Aveanna Healthcare
Saving Lives Home Health Agency, LLC	Florida	Aveanna Home Health
ShepherdCare Hospice, LLC	Georgia	Aveanna Hospice
Simone Health Care, LLC	Florida	Aveanna Home Health
SLHHA Holdings, LLC	Florida	None
SoftTouch Medical Holdings LLC	Delaware	None
SoftTouch Medical, LLC	Georgia	Aveanna Healthcare Medical Solutions
TCG Home Health, LLC	Texas	Aveanna Healthcare
TCGHHA, LLC	Texas	Aveanna Healthcare
Timeless Home Care, LLC	Florida	Aveanna Home Health
Total Care, Inc.	Washington	Aveanna Healthcare
Willowbrook Health Systems, Inc.	Tennessee	None

Exhibit 21.1

Willowbrook Home Health Care Agency, Inc.	Tennessee	Aveanna Home Health
Willowbrook Hospice, Inc.	Tennessee	Aveanna Hospice